Filed under Rule 424(b)(3), Registration Statement No. 333-169633

Pricing Supplement No. 7 - Dated Monday, March 18, 2013 (Prospectus Dated September 29, 2010 and Prospectus Supplement Dated November 13, 2012)

CUSIP Number	Principal Amount		Selling Price	Gross Concession	Net Proceeds		Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking
26442KAG1	[	]	100.000%	2.300%	[	]	Fixed	3.250%	Quarterly	03/15/2027	06/15/2013	$6.95	Yes	Senior Unsecured Notes

Redemption Information: Non-Callable
Duke Energy Corporation			Trade Date: Monday, March 25, 2013 @ 12:00 PM ET								Duke Energy Corporation
			Settlement Date: Thursday, March 28, 2013								Duke Energy InterNotes
			Minimum Denomination/Increments: $1,000.00/$1,000.00								Due One Year or More from Date of Issue
			Initial trades settle flat and clear SDFS: DTC Book Entry only								Prospectus Supplement Dated November 13, 2012
			DTC Number 0235 via RBC Dain Rauscher Inc.								to Prospectus Dated September 29, 2010

Agents: BofA Merrill Lynch, Incapital, LLC, Citigroup, Edward D. Jones & Co., L.P., Morgan Stanley, RBC Capital Markets, LLC, UBS Investment Bank, Wells Fargo Advisors, LLC

If the maturity date or an interest payment date for any note is not a business day (as such term is defined in the Prospectus Supplement), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Investors should read this pricing supplement in conjunction with the Prospectus and Prospectus Supplement.

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.